Exhibit 10.39

UPLAND SOFTWARE, INC.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made as of January 27, 2014, by and between Upland Software, Inc., a Delaware corporation (the “Company”), and DevFactory FZ-LLC (the “Purchaser”).

In consideration of the mutual covenants and representations set forth below, the Company and the Purchaser agree as follows:

1. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Company on the Closing (as defined below) 11,000,000 shares of the Company’s Common Stock, par value $0.0001 per Share (the “Shares”), at a price of $0.0001 per share (the “Purchase Price”), for an aggregate purchase price of $1,100.

2. Closing. The purchase and sale of the Shares shall occur at a closing (the “Closing”) to be held on the date first set forth above, or at any other time mutually agreed upon by the Company and the Purchaser. The Closing will take place at the principal office of the Company or at such other place as shall be designated by the Company. At the Closing, the Purchaser shall deliver the aggregate Purchase Price set forth above to the Company by wire transfer, check or any other method of payment permissible under applicable law and approved by the Company’s board of directors (or any combination of such methods of payment), and the Company will issue, as promptly thereafter as practicable, a stock certificate, registered in the name of the Purchaser, reflecting the Shares.

3. Restrictions on Transfer.

A. Investment Representations and Legend Requirements. The Purchaser hereby makes the investment representations listed on Exhibit A to the Company as of the date of this Agreement and as of the date of the Closing, and agrees that such representations are incorporated into this Agreement by this reference, such that the Company may rely on them in issuing the Shares. The Purchaser understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING AS SET FORTH IN THE STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, LOCK-UP PERIOD ARE BINDING ON TRANSFEREES OF THESE SHARES.

B. Stop-Transfer Notices. The Purchaser agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

C. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

D. Lock-Up Period. The Purchaser hereby agrees that the Purchaser shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities of the Company, nor shall the Purchaser enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or other securities of the Company, during the period from the filing of the first registration statement of the Company filed under the Securities Act of 1933, as amended (the “Securities Act”), that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of such registration statement (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Purchaser further agrees, if so requested by the Company or any representative of its underwriters, to enter into such underwriter’s standard form of “lockup” or “market standoff” agreement in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of any such restriction period.

E. Restrictions on Shares. No Shares subject to this Agreement, nor any beneficial interest in such Shares, shall be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Purchaser, without the prior written consent of the Company until the earlier of (i) the date that the Company consummates its first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and (ii) the date that is sixty (60) days immediately following the first anniversary hereof.

4. Tax Consequences. The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

5. General Provisions.

A. Choice of Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of Texas.

B. Integration. This Agreement, including all exhibits hereto, represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement including, but not limited to, any representations made during any interviews, relocation discussions or negotiations whether written or oral.

C. Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid and return receipt requested, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

D. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this section or which becomes bound by the terms of this Agreement by operation of law. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon the Purchaser and his or her heirs, executors, administrators, successors and assigns.

E. Assignment; Transfers. Except as set forth in this Agreement, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Purchaser without the prior written consent of the Company. Any attempt by the Purchaser without such consent to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Except as set forth in this Agreement, any transfers in violation of any restriction upon transfer contained in any section of this Agreement shall be void, unless such restriction is waived in accordance with the terms of this Agreement.

F. Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

G. Purchaser Investment Representations and Further Documents. The Purchaser agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement, including (but not limited to) the applicable exhibits and attachments to this Agreement.

H. Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

I. Rights as Stockholder. Subject to the terms and conditions of this Agreement, the Purchaser shall have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that the Purchaser delivers a fully executed copy of this Agreement (including the applicable exhibits and attachments to this Agreement) and full payment for the Shares to the Company, and until such time as the Purchaser disposes of the Shares in accordance with this Agreement. Upon such transfer, the Purchaser shall have no further rights as a holder of the Shares so purchased except (in the case of a transfer to the Company) the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and the Purchaser shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

J. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made after the date of this Agreement.

K. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

(signature page follows)

The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement. The Purchaser agrees to notify the Company of any change in his or her address below.

DEVFACTORY FZ-LLC

By:	/S/ RAHUL SUBRAMANIAM
	Name:	Rahul Subramaniam
	Title:	CEO

UPLAND SOFTWARE, INC.

By:	/S/ JOHN T. MCDONALD
	Name:	John T. McDonald
	Title:	Chief Executive Officer

Exhibit A

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:	DevFactory FZ-LLC
COMPANY	:	Upland Software, Inc.
SECURITY	:	Common Stock
AMOUNT	:	11,000,000 shares
DATE	:	January 27, 2014

In connection with the purchase of the above-listed shares, Purchaser represents to the Company as follows:

1. The Company may rely on these representations. Purchaser understands that the Company’s sale of the shares to Purchaser has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), because the Company believes, relying in part on its representations in this document, that an exemption from such registration requirement is available for such sale. Purchaser understands that the availability of this exemption depends upon the representations it is making to the Company in this document being true and correct.

2. Purchasing for investment. Purchaser is purchasing the shares solely for investment purposes, and not for further distribution. Its entire legal and beneficial ownership interest in the shares is being purchased and shall be held solely for its account. Purchaser is not a party to, and do not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the shares. Purchaser’s investment intent is not limited to its present intention to hold the shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the shares, or for any other fixed period in the future.

3. Purchaser can protect its own interests. Purchaser can properly evaluate the merits and risks of an investment in the shares and can protect its own interests in this regard, whether by reason of its own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom it may have consulted, or its preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

4. Purchaser is informed about the Company. Purchaser is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the shares. Purchaser has had opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and have received all information it deems appropriate for assessing the risk of an investment in the shares.

5. Purchaser recognizes its economic risk. Purchaser realizes that the purchase of the shares involves a high degree of risk, and that the Company’s future prospects are uncertain. Purchaser is able to hold the shares indefinitely if required, and is able to bear the loss of my entire investment in the shares.

6. Purchaser knows that the shares are restricted securities. Purchaser understands that the shares are “restricted securities” in that the Company’s sale of the shares has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, Purchaser also understands and agrees that:

A. It must hold the shares indefinitely, unless any subsequent proposed resale is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144);

B. the Company is under no obligation to register any subsequent proposed resale of the shares; and

C. the certificate evidencing the shares will be imprinted with a legend which prohibits the transfer of the shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

7. Purchaser is familiar with Rule 144. Purchaser is familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of “restricted securities” like the shares acquired from an issuer in a non-public offering. Purchaser understands that its ability to sell the shares under Rule 144 in the future is uncertain, and may depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than a specified period after this purchase and full payment (within the meaning of Rule 144) for the shares; and (iii) if Purchaser is an affiliate of the Company (A) the sale being made in an unsolicited “broker’s transaction”, transactions directly with a market maker or riskless principal transactions, as those terms are defined under the Securities Exchange Act of 1934, as amended, (B) the amount of shares being sold during any three-month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

8. Purchaser knows that Rule 144 may never be available. Purchaser understands that the requirements of Rule 144 may never be met, and that the shares may never be saleable under the rule. Purchaser understands that at the time it wishes to sell the shares, there may be no public market for the Company’s stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which may preclude Purchaser from selling the shares under Rule 144 even if the relevant holding period had been satisfied.

9. Purchaser understands that it is subject to further restrictions on resale. Purchaser understands that in the event Rule 144 is not available, any future proposed sale of any of the shares will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) its written notice to the Company containing detailed information regarding the proposed sale, (ii) Purchaser providing an opinion of my counsel to the effect that such sale will not require registration, and (iii) the Company notifying Purchaser in writing that its counsel concurs in such opinion. Purchaser understands that neither the Company nor its counsel is obligated to provide it with any such opinion. Purchaser understands that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

10. Purchaser understands that it may have tax liability due to the uncertain value of the shares. Purchaser understands that the board of directors believes its valuation of the shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service may successfully assert that the value of the shares on the date of the purchase is substantially greater than the Board’s appraisal. Purchaser understands that any additional value ascribed to the shares by such an IRS determination will constitute ordinary income to Purchaser as of the purchase date, and that any additional taxes and interest due as a result will be Purchaser’s sole responsibility payable only by Purchaser, and that the Company need not and will not reimburse Purchaser for that tax liability.

11. Residence. The address of the Purchaser’s principal residence is set forth on the signature page below.

By signing below, Purchaser acknowledges its agreement with each of the statements contained in this Investment Representation Statement as of the date first set forth above, and its intent for the Company to rely on such statements in issuing the shares.

DEVFACTORY HZ-LLC

By:	/S/ RAHUL SUBRAMANIAM
	Name:	Rahul Subramaniam
	Title:	CEO

Address of the Purchaser’s principal residence:

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